Preliminary Structural and Collateral Term Sheet $475,000,000 (approximate) of Senior Certificates J.P. Alternative Loan Trust 2006-S2 Mortgage Pass-Through Certificates, Series 2006-S2 4/07/2006
Features of the Transaction	Preliminary Mortgage Pool(s) Data - 30 Year
Pool 1
- Offering consists of approximately 475mm of Senior Certificates	Aggregate
expected to be rated AAA by at least 2 of the Rating Agencies;	Collateral Type 30Yr
S&P, Moody's, Fitch, DBRS	Outstanding Principal Balance 515,211,290
- The Amount of Senior Certificates is approximate and may vary.	Number of Mortgage Loans 2604
- Pool 1 will collateralize the Deal with one set of Subordinate	Average Original Balance 198,690
Certificates, Over-Collateralization and Excess Spread.	Weighted Average Gross Coupon 7.112%
Weighted Average Maturity 355
Weighted Average Seasoning 5
Weighted Average Loan-to-Value 77%
Weighted Average FICO Score 697
Geographic Distribution FL(12%),CA(12%)
Owner Occupied 70%
Purpose-Cash Out 29%
Interest Only 50%
Primary Servicer Chase Mortgage(53%)
Other Servicers Suntrust(40%),PHH Mortgage(5%),National City(1%),HSBC(1%)
Key Terms
Issuer : J.P. Alternative Loan Trust
Underwriter : J.P.Morgan Securities, Inc.
Depositor : J.P. Morgan Acceptance Corp. I
Master Servicer: Wells Fargo
Trustee: Wachovia Bank
Type of Issuance: Public
Servicer Advancing: Yes, Subject to Recoverability.
Compensating Interest: Paid, But Capped.
Clean-Up Call / Optional Termination: 10% clean-up call (Group 2)
Legal Investment: The Senior Certificates are
SMEEA Eligible at Settlement.
ERISA Eligible: The Senior Certificates are
ERISA eligible subject to limitations set
forth in the final prospectus supplement.
Tax Treatment: REMIC
Structure: Senior/Subordinate w/ Shifting Interest
And Subordinate Certificate Prepayment Lockout
Expected AAA Subordination: Group 1 7.75% +/- .50%
Rating Agencies: S&P, Fitch
Registration: Senior Certificates - DTC
Time Table (approximate)	JPMSI Whole Loan Trading Desk
Expected Settlement 4/28/06	John Horner
Cut-Off Date 4/1/06	Dan Lonski
First Distribution Date 5/25/06	Eric Norquist 212-834-2499
Distribution Date 25th or Next Business Day	Ruslan Margolin
Marc Simpson